UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 329-8885

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

CytoSorbents Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on August 13, 2026. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

1.	The election of five (5) directors to serve until the Company’s 2027 Annual Meeting of Stockholders, or until their respective successors are elected, except in the case of the death, resignation or removal of any director;

2.	The approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K;

3.	The ratification of the appointment of WithumSmith+Brown, PC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.	The approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be determined by the Board at any time prior to the one year anniversary of the Annual Meeting; and

5.	The approval of an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for vote.

At the close of business on June 15, 2026, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 62,842,748 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of 42,487,327 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, (i) the five (5) directors were elected, (ii) the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K, was approved, on a non-binding, advisory basis, (iii) the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified, (iv) the proposal to amend the charter to effect a reverse stock split was approved, as necessary, and (v) the proposal to adjourn the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies was approved; however such adjournment was not necessary.

Proposal No. 1— Election of Directors

The vote with respect to the election of directors was as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Dr. Phillip P. Chan	24,912,770	2,335,062	214,792	15,024,703
Michael Bator	23,712,244	3,482,015	268,365	15,024,703
Dr. Edward R. Jones	23,792,021	3,275,976	394,627	15,024,703
Alan D. Sobel	23,766,849	3,316,790	378,985	15,024,703
Jiny Kim	23,662,419	3,461,588	338,617	15,024,703

Proposal No. 2 — Approval of the Compensation of the Company’s Named Executive Officers

The vote with respect to the approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K was as follows:

For	Against	Abstain	Broker Non-Votes
21,831,424	2,988,267	2,642,933	15,024,703

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of WithumSmith+Brown, PC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was as follows:

For	Against	Abstain
41,517,193	864,322	105,812

Proposal No. 4 — Approval of Reverse Stock Split

The vote with respect to the proposal to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be determined by the Board at any time prior to the one year anniversary of the Annual Meeting was as follows:

For	Against	Abstain
38,982,990	2,387,026	1,117,311

Proposal No. 5 — Approval of Adjournment Proposal

The vote with respect to the proposal to approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to approve any of the proposals presented for vote was as follows:

For	Against	Abstain
39,310,087	2,655,212	522,028

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2026	CytoSorbents Corporation

	By:	/s/ Dr. Phillip P. Chan
		Name:	Dr. Phillip P. Chan
		Title:	Chief Executive Officer